Exhibit 28 (a)(8) under Form N-1A

Exhibit 3(i)under Item 601/Reg. S-K

AMENDMENT #5
TO THE AGREEMENT AND DECLARATION OF TRUST OF
FEDERATED ADVISER SERIES

Effective September 18, 2019

Schedule A to the Declaration of Trust is amended as follows:

Schedule A

to the Declaration of Trust for Federated Adviser Series

(Series and Classes as of May 29, 2019)

The following is a complete list, as of the above date, of the Series and Classes of the Federated Adviser Series, established pursuant to Section 3.11 of the Declaration of Trust thereof.

Federated MDT Large Cap Value Fund

Class A Shares

Class B Shares

Class C Shares

Class R Shares

Class R6 Shares

Class T Shares

Institutional Shares

Service Shares

Federated Emerging Markets Equity Fund

Class A Shares

Class C Shares

Institutional Shares

Class R6 Shares

Federated Hermes SDG Engagement Equity Fund

Class A Shares

Class C Shares

Institutional Shares

Class R6 Shares

Federated Hermes SDG Engagement High Yield Credit Fund

Class A Shares

Class C Shares

Institutional Shares

Class R6 Shares

Federated Hermes Absolute Return Credit Fund

Class A Shares

Class C Shares

Institutional Shares

Class R6 Shares

Federated Hermes Global Equity Fund

Class A Shares

Class C Shares

Institutional Shares

Class R6 Shares

(Continued on next page)

Federated Hermes Global Small Cap Fund

Class A Shares

Class C Shares

Institutional Shares

Class R6 Shares

Federated Hermes Unconstrained Credit Fund

Class A Shares

Class C Shares

Institutional Shares

Class R6 Shares

Federated Hermes International Equity Fund

Class A Shares

Class C Shares

Institutional Shares

Class R6 Shares

Federated International Equity Fund

Class A Shares

Class C Shares

Institutional Shares

Class R6 Shares

Federated International Growth Fund

Class A Shares

Class C Shares

Institutional Shares

Class R6 Shares